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
                                                                    GENZYME CORPORATION
  [LOGO]                                                            ONE KENDALL SQUARE
                                                                    CAMBRIDGE, MA 02139
                                                                    617-252-7500
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                                                               November 29, 2000

Dear Stockholder:

We previously sent you proxy materials in connection with the upcoming Special Meeting of Genzyme Corporation stockholders scheduled for December 15, 2000.

We strongly believe that Genzyme Biosurgery--combining the products, product development capabilities and marketing horsepower of Genzyme Surgical Products and Genzyme Tissue Repair and Biomatrix, Inc.--will be a formidable combination with many strengths, such as:

    - Innovative products, including a combined portfolio of 24 approved, commercially available products, many of them early in their product growth cycle, plus a broad pipeline of additional products in clinical development;

    - A premier R&D organization, broad marketing and sales experience, and an outstanding manufacturing and regulatory infrastructure; and

    - The financial depth to establish and maintain a leadership position in the emerging biosurgery field.

Your Board of Directors and management believe the collective strength of these three organizations working together as Genzyme Biosurgery will create opportunities for increasing shareholder value that exceed the opportunities for each of these businesses separately.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS RELATING TO THE FORMATION OF GENZYME BIOSURGERY.

YOUR VOTE IS IMPORTANT, no matter how many or few shares you may own. If you have not yet voted, please vote TODAY by telephone, by Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.
IMPORTANT: If you own more than one issue of Genzyme shares, you will receive separate voting forms for each issue. Please remember to vote ALL your Genzyme shares. Remember: Your failure to vote any shares is the equivalent of voting no with those shares.

If you have any questions, or need any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1-800-750-9496.

Thank you for your vote and for your support.

Sincerely,

[/S/ HENRI A. TERMEER]

Henri A. Termeer
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER
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THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT THE
FUTURE GROWTH OF THE PRODUCTS THAT WE WOULD ALLOCATE TO GENZYME BIOSURGERY, THE FUTURE FINANCIAL POSITION OF GENZYME BIOSURGERY, AND THE FUTURE DEVELOPMENT OF THE BIOSURGERY FIELD. ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT WILL IMPACT ACTUAL RESULTS INCLUDE OUR ABILITY TO PENETRATE MARKETS, WHICH WILL REQUIRE THAT WE CONVINCE MEDICAL PROFESSIONALS TO ADOPT GENZYME BIOSURGERY'S NOVEL PRODUCTS; COMPETITION FROM COMPANIES THAT MARKET RIVAL THERAPIES; LEGISLATIVE AND REGULATORY CHANGES THAT IMPACT OUR PROFITABILITY; OUR ABILITY TO SATISFY THE SUBSTANTIAL REGULATORY REQUIREMENTS APPLICABLE TO HUMAN HEALTH CARE PRODUCTS; AND THE OUTCOME OF CLINICAL TRIALS TO TEST OUR PRODUCT CANDIDATES. MORE DETAILED DESCRIPTIONS OF THESE AND OTHER FACTORS THAT COULD ADVERSELY IMPACT FUTURE RESULTS ARE INCLUDED IN THE JOINT PROXY STATEMENT/PROSPECTUS THAT WE PREVIOUSLY MAILED TO YOU.

THIS LETTER IS NOT A SUBSTITUTE FOR THE JOINT PROXY STATEMENT/PROSPECTUS. IF YOU DID NOT RETAIN THE COPY THAT WE PREVIOUSLY SENT YOU, YOU CAN OBTAIN A COPY FREE OF CHARGE, AS WELL AS COPIES OF THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, AT THE SEC'S WEB SITE (WWW.SEC.GOV) OR FROM GENZYME OR BIOMATRIX. WE URGE YOU TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BEFORE VOTING BECAUSE IT CONTAINS IMPORTANT INFORMATION.